UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

CNL HEALTHCARE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54685	27-2876363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Extension of Offering

On May 20, 2014, the Company filed a registration statement on Form S-11 (Registration No. 333-196108) with the Commission in connection with the proposed follow-on offering of up to an additional $750,000,000 in shares of common stock, including approximately $37,500,000 in shares to be issued pursuant to its distribution reinvestment plan (the “Follow-On Offering). We will continue to sell shares in this offering until the Follow-On Offering registration statement is declared effective and this offering is terminated. However, our board of directors may terminate this offering at any time.

It is expected that the Follow-On Offering will become effective and sales under the Follow-On Offering will commence by mid-January 2015, subject to the receipt of all necessary regulatory approvals, and continue through the end of 2015, unless earlier terminated by the board of directors. The Follow-On Offering is subject to change prior to effectiveness and there is no assurance the Company will commence the Follow-On Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be executed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2014		CNL HEALTHCARE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer